Exhibit 10.1

HRDQ GROUP, INC.

SERIES A PREFERRED AND
COMMON STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED AND COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2006, by and between HRDQ GROUP, INC., a Delaware corporation (the “Company”), and Top Rider Group Limited, a BVI corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of two hundred thousand (200,000) shares of its Series A Preferred Stock (the “Preferred Shares”) and an aggregate of five hundred thousand (500,000) shares of its Common Stock (the “Common Shares,” and together with the Preferred Shares, the “Shares”);

WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the transactions contemplated by this Agreement and the transactions contemplated by the Contribution Agreement (as defined below) are intended to constitute a single transaction for purposes of Section 351 of the Internal Revenue Code of 1986, as amended.

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	AGREEMENT TO SELL AND PURCHASE.

1.1  Authorization of Shares.  The Company has authorized (a) the sale and issuance to Purchaser of the Shares and (b) the issuance of such shares of Common Stock to be issued upon the proper conversion of the Preferred Shares (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Charter”).

1.2  Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, (a) 200,000 Preferred Shares at a purchase price of three dollars and thirty cents ($3.30) per share, and (b) 500,000 Common Shares at a purchase price of two dollars and twenty cents ($2.20) per share.

2.	CLOSING, DELIVERY AND PAYMENT.

2.1  Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 1:00 p.m. on the date hereof, at the offices of the Company, 2/F Huiridianqi Shayu Road, Panyu, Guangzhou, GD511490 China, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2  Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the number of Preferred Shares and a certificate representing the number of Common Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement (after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement, unless otherwise noted below) as set forth below:

3.1  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Stockholders’ Agreement in the form attached hereto as Exhibit C (the “Stockholders’ Agreement”), the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), the Acquisition Agreement in the form attached hereto as Exhibit E (the “Acquisition Agreement”), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, and the Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2  Subsidiaries. The Company owns 100% of the ownership interests of Guangzhou Panyu Minmetals Import & Export Co., Ltd., a P.R.China limited liability company.

3.3  Capitalization; Voting Rights.

(a)  The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 300,000,000 shares of Common Stock, par value $0.001 per share, 430,880 shares of which are issued and outstanding, and (ii) 50,000,000 shares of Preferred Stock, par value $0.001 per share, all shares of which are designated Series A Preferred Stock, none of which are issued and outstanding. Immediately after giving effect to the transactions contemplated by this Agreement and the Acquisition Agreement, there will be 3,753,819 shares of Common Stock issued and outstanding and 200,000 shares of Series A Preferred Stock issued and outstanding.

(b)  No shares or options to purchase shares of Common Stock have been issued or granted under the Company’s 2006 Equity Incentive Plan (the “Plan”), and 401,618 shares of Common Stock remain available for future issuance under the Plan to officers, directors, employees and consultants of the Company. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(c)  Other than the shares reserved for issuance under the Plan and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d)  All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) are subject to a right of first refusal in favor of the Company on transfer.

(e)  The rights, preferences, privileges and restrictions of the Shares are as stated in the Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchaser; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer and subject to a purchase option under the Related Agreements and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Preferred Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(f)  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) (i) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (ii) the occurrence of any other event or combination of events.

(g)  All outstanding shares of Common Stock, and all outstanding shares of Common Stock and Preferred Stock issuable upon the exercise or conversion, as the case may be, of outstanding options, warrants or other exercisable or convertible securities, are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

3.4  Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Charter has been taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.

3.5  Liabilities. The Company has no material liabilities that would be required to be reflected on a balance sheet in accordance with United States generally acceptable accounting principles (“GAAP”) and, to the best of its knowledge, no material contingent liabilities that would be required to be disclosed in footnotes to the Company’s financial statements in accordance with GAAP, except in each case current liabilities incurred in the ordinary course of business which would not reasonably be expected to materially and adversely affect the business, assets, properties or financial condition of the Company.

3.6  Agreements; Action.

(a)  Except for agreements explicitly contemplated hereby and agreements between the Company on the one hand and its employees with respect to the sale of the Company’s outstanding Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof on the other hand.

(b)  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, or (ii) the transfer or license of any material patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services in any material respect, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c)  The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $300,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)  For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.7  Obligations to Related Parties. Except pursuant to the Related Agreements and the transactions contemplated thereby, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Other than ownership of shares of stock of any stockholder of the Company that is itself a corporation or limited liability company, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than the Related Agreements and the transactions contemplated thereby and other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.8  Changes. Since the formation of the Company (and after giving effect to consummation of the transactions contemplated by the Contribution Agreement), there has not been to the Company’s knowledge:

(a)  Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(b)  Any resignation or termination of any officer, key employee or group of employees of the Company;

(c)  Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)  Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e)  Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)  Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)  Any labor organization activity related to the Company;

(h)  Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(i)  Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(j)  Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

(k)  Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

3.9  Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its owned properties and assets and a valid leasehold interest in its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

3.10  Intellectual Property.

(a)  The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding material options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any material options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)  The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(c)  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form previously provided to the Purchaser or their respective counsel. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(d)  The Company is not subject to any “open source” or “copyleft” obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company.

3.11  Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended. The Company is not in violation or default under any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ which would materially adversely affect the Company’s business, assets, properties or financial condition. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Charter, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12  Litigation. To the Company’s knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, business, properties or financial condition of the Company or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions to the Company’s knowledge pending or threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. To the Company’s knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.13  Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has not been required to file any tax returns (federal, state and local) prior to the date hereof (and no such tax returns have been filed). The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.14  Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. Each former employee of the Company whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.15  Registration Rights and Voting Rights. Except as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Stockholders’ Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.16  Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, properties or financial condition of the Company. No domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.17  Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety in any material respect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.18  Offering Valid. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.19  Full Disclosure. The Company has provided Purchaser with all information requested by the Purchaser in connection with their decision to purchase the Shares. To the Company’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the exhibits hereto, the Related Agreements or in other documents delivered to Purchaser or their attorneys or agents in connection herewith.

3.20  Qualified Small Business. The Company represents and warrants to Purchaser that, to the best of its knowledge, the Company is a “qualified small business” within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof and the Shares should qualify as “qualified small business stock” as defined in Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the “active business requirement” of Section 1202(e) of the Code, and it has made no “significant redemptions” within the meaning of Section 1202(c)(3)(B) of the Code.

3.21  Minute Books. The minute books of the Company made available to Purchaser contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

3.22  Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.23  Insurance. The Company has or will obtain (or arrange to be covered by) promptly following the Closing general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Company as follows (provided, that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1  Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2  Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a)  Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b)  Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)  Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)  Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)  Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)  Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)  Residence. If Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on signature page.

(h)  Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.3  Transfer Restrictions. Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Stockholders’ Agreement.

5.	CONDITIONS TO CLOSING.

5.1  Conditions to Obligations of the Purchaser. Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)  Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)  Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c)  Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976) except for such as may be properly obtained subsequent to the Closing.

(d)  Filing of Charter. The Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(e)  Corporate Documents. The Company shall have delivered to Purchaser or their counsel copies of all corporate documents of the Company as Purchaser shall reasonably request.

(f)  Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Preferred Shares shall have been duly authorized and reserved for issuance upon such conversion.

(g)  Compliance Certificate. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

(h)  Secretary’s Certificate. Purchaser shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Charter as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, and (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby.

(i)  Related Agreements. The Stockholders’ Agreement, Registration Rights Agreement, Contribution Agreement, License Agreement and Services Agreement shall each have been executed and delivered by the parties thereto.

(j)  Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Richard Rosenblatt, Andrew Sheehan, Geoffrey Yang, Christopher DeWolfe and there will be one vacancy.

(k)  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and their special counsel, and Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(l)  Management Rights. A Management Rights Letter substantially in the form attached hereto as Exhibit H shall have been executed by the Company and delivered to Purchaser to whom it is addressed.

5.2  Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)  Representations and Warranties True. The representations and warranties in Section 4 made by those Purchaser acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)  Performance of Obligations. Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Closing.

(c)  Related Agreements. The Stockholders’ Agreement, Registration Rights Agreement, Acquisition Agreement, License Agreement and Services Agreement shall have been executed and delivered by the parties hereto.

(d)  Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the Closing).

6.	MISCELLANEOUS.

6.1  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflict of law principles thereof.

6.2  Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser or any of their representatives.

6.3  Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.4  Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5  Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6  Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived, only upon the written consent of the Company and holders of a majority of the Shares purchased or agreed to be purchased pursuant to this Agreement (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

6.7  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the address as set forth on the signature page hereof or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.9  Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse reasonable fees of the Purchaser actually incurred not to exceed $20,000.

6.10  Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11  Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12  Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

6.13  Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

6.14  Exculpation by Purchaser. Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of the Purchaser shall be liable to the Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares and Conversion Shares.

6.15  Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.16  Delaware Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF BVI AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

**End of Agreement - Signature Page Follows**

IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED AND COMMON STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

HRDQ GROUP, INC.

By:	/s/ Limei Deng
Name:	Limei Deng
Title:	President

Address:	2/F., Huiridianqi Shayu Road
Panyu Guangzhou, GD511490 China

PURCHASER:

Top Rider Group Limited,

By:	/s/ Martin Chang
Martin Chang, Manager

Address:	4/F., 74 Shanan Road, Shiqiao
Panyu Guangzhou, GD511400 China